EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Santa Rosa Hydroponics & Grower Supply, Inc.
4180 S. Moorland Ave.

Santa Rosa, CA 95407

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Santa Rosa Hydroponics & Grower Supply, Inc. (“the Company”) as of December 31, 2017 and 2016, and the related statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Certified Public Accountants

We have served as the Company’s auditor since 2018

Springfield, Pennsylvania

September 26, 2018

Member of the American Institute of Certified Public Accountants,

Public Company Accounting Oversight Board, and Pennsylvania Institute of Certified Public Accountants

453 Baltimore Pike, 2nd Floor, Springfield, PA 19064  ●  (215) 732-4580  ●   Fax (215) 735-4584  ●  www.cgcpc.com

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$315,624	$469,334
Accounts receivable, net of allowance for doubtful accounts of $319,704 and $0 at December 31, 2017 and 2016, respectively	20,436	16,540
Inventory, net	2,300,744	2,795,555
Advance to stockholders	300,000	587,105
Other current assets	38,059	38,059
Total current assets	2,974,863	3,906,593

Property and equipment, net	91,102	77,184
TOTAL ASSETS	$3,065,965	$3,983,777

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,849	$1,210
Payroll and payroll related liabilities	9,050	7,225
Sales tax payable	41,344	64,851
Total current liabilities	66,243	73,286

Commitments and contingencies	-	-

Stockholders’ Equity:
Common stock; no par value; 10,000 shares authorized; no shares issued and outstanding as December 31, 2017 and 2016
Retained earnings	2,999,722	3,910,491
Total stockholders’ equity	2,999,722	3,910,491
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,065,965	$3,983,777

See accompanying notes to the audited financial statements.

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

	Year Ended December 31,
	2017	2016
Sales	$12,439,511	$12,688,945
Cost of sales	10,607,486	10,479,878
Gross profit	1,832,025	2,209,067

Operating expenses:
Salaries and related expenses	453,943	472,800
Rent	267,300	235,200
Depreciation and amortization	62,494	48,268
Other operating expenses	450,577	549,338
Total operating expenses	1,234,314	1,305,606

Income from operations	597,711	903,461

Other income (expense):
Other income	1,521	3,580
Interest expense	(6,053)	(957)
Total non-operating income (expense), net	(4,532)	2,623

Net income	593,179	906,084
Retained earnings, beginning of year	3,910,491	3,524,407
Distributions	(1,503,948)	(520,000)
Retained earnings, end of year	$2,999,722	$3,910,491

See accompanying notes to the audited financial statements.

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2017	2016
Cash Flows from Operating Activities:
Net income	$593,179	$906,084
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	62,494	48,268
Provision for doubtful accounts receivable	319,704	-
Inventory obsolescence charge	437,095	663,567
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(323,600)	(3,892)
Inventory	57,716	(1,327,134)
Receivable shareholders	287,105	516,709
Other assets	-	(6,059)
Increase (decrease) in:
Accounts payable and accrued liabilities	14,639	(31,157)
Payroll and payroll tax liabilities	1,825	1,360
Sales taxes payable	(23,507)	3,566
Net Cash Provided By Operating Activities	1,426,650	771,312

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(76,412)	(59,872)
Net Cash Used In Investing Activities	(76,412)	(59,872)

Cash Flows from Financing Activities:
Shareholder distributions	(1,503,948)	(520,000)
Net Cash Used In Financing Activities	(1,503,948)	(520,000)

Net Increase (decrease) in Cash and Cash Equivalents	(153,710)	191,440

Cash and Cash Equivalents at Beginning of Year	469,334	277,894

Cash and Cash Equivalents at End of Year	$315,624	469,334

Supplemental Information:
Interest paid during the period	$6,053	957

See accompanying notes to the audited financial statements.

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017and 2016

1.	NATURE OF OPERATIONS

Santa Rosa Hydroponics & Grower Supply, Inc. (the “Company”) was incorporated on March 30, 2015 under laws of the State of California. The Company maintains its principal office in Santa Rosa, CA and is principally engaged in the business of operating two retail hydroponic stores.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 105-10, Generally Accepted Accounting Principles, in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Use of Estimates

Management uses estimates and assumptions in preparing the financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Segment Reporting

Management makes significant operating decisions based upon the analysis of the entire Company and financial performance is evaluated on a company-wide basis. Accordingly, the various products sold are aggregated into one reportable operating segment as under guidance in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC or codification”) Topic 280 for segment reporting.

Revenue Recognition

The Company recognizes revenue, net of estimated returns and sales tax, at the time the customer takes possession of merchandise or receives services. When the Company receives payment from customers before the customer has taken possession of the merchandise or the service has been performed, the amount received is recorded as Deferred Revenue in the accompanying Balance Sheets until the sale or service is complete.

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017and 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Vendor Allowances

Vendor allowances primarily consist of volume rebates that are earned as a result of attaining certain purchase levels. These vendor allowances are accrued as earned, with those allowances received as a result of attaining certain purchase levels accrued over the incentive period based on estimates of purchases. Volume rebates earned are initially recorded as a reduction in merchandise inventories and a subsequent reduction in Cost of Sales when the related product is sold.

Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company’s cash equivalents are carried at fair market value and consist primarily of money market funds.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect from balances outstanding at year-end. Based on the Company’s assessment of the credit history with customers having outstanding balances and current relationships with them. A reserve for uncollectable receivables is established when collection of amounts due is deemed improbable. Indicators of improbable collection include client bankruptcy, client litigation, client cash flow difficulties or ongoing service or billing disputes. Credit is generally extended on a short-term basis thus receivables do not bear interest. At December 31, 2017 and 2016, the Company established an allowance for doubtful accounts of $319,704 and 0, respectively.

Inventory

Inventory consists primarily of gardening supplies and materials and is recorded at the lower of cost (first-in, first-out method) or market. The company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold.

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are carried at cost. Leasehold Improvements are amortized using the straight-line method over the original term of the lease or the useful life of the improvement, whichever is shorter. Renewals and betterment that materially extend the life of the asset are capitalized. Expenditures for maintenance and repairs are charged against operations. Depreciation of property and equipment is provided on the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Estimated Lives
Vehicle	5 years
Computers and equipment	3-5 years
Leasehold improvements	7years

Fair Value of Financial Instruments

The fair value of certain of our financial instruments including cash and cash equivalents, accounts receivable, other current assets, advances to stockholders, accounts payable, payroll and payroll tax liabilities and sales tax payable approximate their carrying amounts because of the short-term maturity of these instruments.

Income Taxes

The Company has elected to be treated as an S Corporation for federal and state tax purpose. As such, the Company generally pays no federal income tax and state income tax, and the Company’s taxable income is passed through to the shareholders where it is reported and taxed on the shareholders individual tax return and state income tax return.

Advertising

The Company expenses advertising and promotional costs when incurred. Advertising and promotional expenses for the years ended December 31, 2017 and 2016 amounted to $24,724 and $625, respectively.

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Risk

Financial instruments that potentially expose us to concentrations of risk consist primarily of cash and cash equivalents and accounts receivable, which are generally not collateralized. Our policy is to place our cash and cash equivalents with high quality financial institutions, in order to limit the amount of credit exposure. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC), up to $250,000. At December 31, 2017 and 2016 the Company had $0 and $2,137, respectively, in excess of the FDIC insurance limit. The Company generally does not require collateral from its customers, but its credit extension and collection policies include analyzing the financial condition of potential customers, establishing credit limits, monitoring payments, and aggressively pursuing delinquent accounts. The Company maintains allowance for potential credit losses.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued guidance creating the ASC Section 606, “Revenue from Contracts with Customers”.  The new section will replace Section 605, “Revenue Recognition” and creates modifications to various other revenue accounting standards for specialized transactions and industries.  The section is intended to conform revenue accounting principles with a concurrently issued International Financial Reporting Standards with previously differing treatment between United States practice and those of much of the rest of the world, as well as, to enhance disclosures related to disaggregated revenue information.  The updated guidance was effective for annual reporting periods beginning on or after December 15, 2016, and interim periods within those annual periods. On July 9, 2015, the FASB approved a one-year delay of the effective date. The Company adopted the new provisions of this accounting standard at the beginning of fiscal year 2018 and its adoption did not have a material impact on the consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities , which requires that (i) all equity investments, other than equity-method investments, in unconsolidated entities generally be measured at fair value through earnings and (ii) when the fair value option has been elected for financial liabilities, changes in fair value due to instrument-specific credit risk will be recognized separately in other comprehensive income. Additionally, the ASU 2016-01 changes the disclosure requirements for financial instruments. The new standard will be effective for the Company starting in the first quarter of fiscal 2019. Early adoption is permitted for certain provisions. The Company is in the process of determining the effects the adoption will have on its consolidated financial statements as well as whether to adopt certain provisions early.

 SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

3.	RECENT ACCOUNTING PRONOUNCEMENTS, continued

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This guidance will be effective for public entities for fiscal years beginning after December 15, 2018 including the interim periods within those fiscal years. Early application is permitted. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less. All other leases will fall into one of two categories: (i) Financing leases, similar to capital leases, which will require the recognition of an asset and liability, measured at the present value of the lease payments and (ii) Operating leases which will require the recognition of an asset and liability measured at the present value of the lease payments. Lessor accounting remains substantially unchanged with the exception that no leases entered into after the effective date will be classified as leveraged leases. For sale leaseback transactions, the sale will only be recognized if the criteria in the new revenue recognition standard are met. The Company is currently evaluating the impact of adopting this guidance.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. The new standard will change the classification of certain cash payments and receipts within the cash flow statement. Specifically, payments for debt prepayment or debt extinguishment costs, including third-party costs, premiums paid, and other fees paid to lenders that are directly related to the debt prepayment or debt extinguishment, excluding accrued interest, will now be classified as financing activities. Previously, these payments were classified as operating expenses. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, with early adoption permitted, and will be applied retrospectively. The Company does not expect that the adoption of this new standard, on the first day of the Company’s 2020 fiscal year, will have a material impact on its consolidated financial statements.

In January 2017, the FASB released ASU 2017-01, Business Combinations: Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The amendments in this ASU should be applied prospectively and are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. No disclosures are required at transition. We adopted this standard effective January 1, 2018, and this standard did not have a material impact on our financial position, results of operations or disclosures.

In January 2017, the FASB issued ASU 2017-04 simplifying the accounting for goodwill impairment for all entities. The new guidance eliminates the requirement to calculate the implied fair value of goodwill (Step 2 of the current two-step goodwill impairment test under ASC 350). Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 of the current two-step goodwill impairment test). The ASU is effective prospectively for reporting periods beginning after December 15, 2019, with early adoption permitted for annual and interim goodwill impairment testing dates after January 1, 2017. We are currently evaluating the impact of the new guidance on our goodwill impairment testing process and consolidated financial statements.

 SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

3.	RECENT ACCOUNTING PRONOUNCEMENTS, continued

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. This update expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606 - Revenue from Contracts with Customers (“ASC 606”). The amendments in ASU 2018-07 are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption is permitted. We are currently evaluating the potential effects of this updated guidance on our consolidated financial statements and related disclosures.

On August 28, 2017, the FASB issued ASU 2017-12, “Derivatives and Hedging,” which better aligns risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and in some situations better align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. The new standard will be effective for the Company as of January 1, 2019. Early adoption is permitted. We do not believe the adoption of this new standard will have any impact on our consolidated financial statements and footnote disclosures.

4.	PREMISES AND EQUIPMENT

Property and equipment at December 31, 2017 and 2016 consists of the following:

	2017	2016
Vehicles	$82,678	$82,678
Furniture, fixtures and equipment	370,200	293,788
	452,878	376,466
Accumulated depreciation	(361,776)	(299,282)
Property and equipment, net	$91,102	$77,184

Depreciation expense was $62,494 and $48,268 for the years ended December 31, 2017 and 2016, respectively.

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

5.	RELATED PARTY TRANSACTIONS

The Company advanced shareholders $300,000 and $587,105 during the years ended December 31, 2017 and 2016, respectively. The advances of $300,000 and $587,105 at December 31, 2017 and 2016, respectively were converted to shareholder distributions in 2018 and 2017, respectively. The advances were non-interest bearing.

The Company leases office and warehouse space from an entity owned by the shareholders, rent paid to this related entity in 2017 and 2016 was $240,000 and $220,000, respectively

6.	SUBSEQUENT EVENTS

On July 13, 2018, the Company and GrowGeneration Corp (“GrowGeneration”), entered into an amended and restated asset purchase agreement (the “Purchase Agreement”) whereby GrowGeneration purchased the assets of the Company.

The assets subject to the sale under the Purchase Agreement, as amended, included inventories, fixed assets, tangible personal property, intangible personal property and contracts. As consideration for the assets, the Company agreed to pay the sellers a total of (i) $1,500,000 for inventory; (ii) $100,000 for the unencumbered fixed assets; (iii) (a) 925,000 shares of the Company’s restricted Common Stock (valued at approximately $3.7 million), (b) $825,000 cash and (c) a promissory note of $500,000 for the intangible assets and goodwill. Total consideration paid for Santa Rosa Hydroponics was approximately $6.6 million.